UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

AGL RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was deternined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AGL Resources Employee Frequently Asked Questions – Stock
August 31, 2015
Posted on the Company's internal website for employees

1.	Following the close of the transaction, will I have the option to convert my AGL Resources (GAS) stock to Southern Company (SO) stock? Or do I have to take the cash payout?

The transaction is an all cash transaction.  There is no option to convert GAS stock to SO stock. All GAS shareholders will receive $66 per share shortly following the close of the transaction (which is expected in the second half of 2016). Conversion to Southern Company shares is not an option with this transaction.

2.
Will AGL Resources continue to offer the Employee Stock Purchase Plan (ESPP) through the close of transaction? Will shares purchased after August 23, 2015, be paid out at the $66 per share transaction price?

AGL Resources will continue to offer the ESPP until shortly prior to the close of the transaction. As we near the closing date, we will provide detailed communication about termination of the ESPP. Until that time, the ESPP will continue to operate consistent with plan provisions. All GAS shares outstanding right before the effectiveness of the merger, including any GAS shares purchased through the ESPP, will be purchased for $66 per share.

3.	How will the payout be applied to stock in my 401K? Will the income be tied up in the 401K or will I have access to it?

AGL shares will convert to cash in your 401K. The funds will remain a part of your 401K, available for reinvestment in the method of your choice. If you choose to take a cash distribution from your 401k, it would likely have tax consequences, as any early distribution would.

4.	Are we no longer shareholders at the close of the transaction?

That is correct. You will no longer be a shareholder of AGL Resources once the transaction closes.

5.	Will I be taxed on the gain from the stock sale in the year the transaction closes from my ESPP shares?

Yes, this is a taxable transaction. If you have questions about your specific circumstances or about tax planning, we recommend that you consult with a tax advisor.

6.	I have physical stock certificates for GAS stock. What is the process for redeeming them for cash upon close?

Any certificated holders of GAS stock will receive a letter of transmittal from the paying agent selected by Southern Company shortly after the close of the transaction with instructions for surrender of the certificate.

7.	Upon close, will we be able to buy SO stock with the proceeds from our GAS stock in our 401k plan?

We do not have any information about plan design post-close.  We will continue to communicate with you as information becomes available.

8.	How will I receive my stock payout following the close of the transaction?

When the transaction is nearing close, you will receive communications from Southern Company’s paying agent, or from any entity through which you hold your GAS shares (e.g., a broker). Within two days of the close of the transaction, a letter of transmittal will be sent to all shareholders regarding the payment for shares. If you hold your shares in a brokerage account or via “book entry” (i.e., you do not have an actual certificate), the payment for shares will be automatic. If you hold a certificate(s) for your shares, you will receive a letter with instructions for how to redeem your certificate(s).

9.	Will there be a proxy sent out for me to declare how many shares I want to sell at the $66 price? Do I have to sell all?

All GAS shares will be paid out at the $66 per share price.

10.
Due to the volatility of the current stock market, and the pending retirement of many AGL Resources employees, if we opt to transfer the portfolio stock into a safer option before the close of the sale, will we still receive the per share amount for the shares that were owned prior to August 23, 2015?

No, you must be a shareholder of record at the time of closing in order to receive the $66 per share price.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between AGL Resources Inc. (the “Company”) and The Southern Company. In connection with the transaction, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and security holders will be able to obtain the proxy statement (when available), as well as other filings containing information about AGL Resources Inc., free of charge, at the SEC’s website at www.sec.gov, or free of charge from the Company at www.aglresources.com under the tab Investor Relations/SEC Filings or by directing a request to the Company at AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302-4569.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 17, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

To the extent any statements made in this communication contain information that is not historical, these statements are forward-looking statements and are subject to uncertainties and risks. These forward-looking statements relate to, among other things, the expected benefits of the transaction such as efficiencies, cost savings, growth potential, and the expected timing of the completion of the transaction. Forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals in connection with the transaction with The Southern Company by the Company’s shareholders and government or regulatory agencies (including the terms of such approvals); the risk that another condition to closing of the merger may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this communication, as well as under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Item 1.A in the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Company, investors and security holders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.